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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-3 (Registration No. 333-29225) of our report dated February 7, 1997, on our audits of the consolidated financial statements of Hercules Incorporated and subsidiary companies (the "Company") as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's most recent Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."





/s/
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania 19103
July 22, 1997